Exhibit 99.1

Twin Hospitality Group Files Voluntary Chapter 11 Petitions to Strengthen Capital Structure

DALLAS (Jan. 26, 2026) – Twin Hospitality Group Inc. (Nasdaq: TWNP), the parent company of Twin Peaks Restaurant, today announced it has commenced voluntary chapter 11 proceedings in the U.S. Bankruptcy Court for the Southern District of Texas. Twin Hospitality plans to use the filings to deleverage the balance sheet, maximize value for its stakeholders, and support the continued growth of its brands.

Twin Hospitality develops and operates the specialty casual dining restaurant concepts, Twin Peaks and Smokey Bones. Throughout the chapter 11 process, Twin Hospitality expects the brands will remain open and operating as usual and will continue delivering their signature guest experiences. Trading of Twin Hospitality Group’s securities on NASDAQ is expected to continue with a “Q” suffix during this period.

“Twin Peaks has redefined the sports bar experience and built an iconic and highly profitable business. We are confident that the brand remains positioned for meaningful global expansion in the years to come,” said Andy Wiederhorn, CEO of Twin Hospitality. “The chapter 11 process will enable us to strengthen our balance sheet and create financial flexibility to advance this growth. We plan to use this process to connect with key stakeholders around a value-maximizing plan and will act prudently to remain steadfast in upholding and protecting stakeholder interests. Our focus in this process remains providing quality service to our customers and supporting our franchise partners and the thousands of corporate and franchise employees.”

Bankruptcy Court filings and other information about the claims process and proceedings can be found at the separate website maintained by the Company’s proposed claims and noticing agent, Omni Agent Solutions, Inc., at https://omniagentsolutions.com/FatBrands-TwinHospitality.

Latham & Watkins LLP is serving as legal counsel to the Company. GLC Advisors & Co., LLC is serving as investment banker, Huron Consulting Services LLC is serving as financial advisor, and Omni Agent Solutions, Inc. is serving as claims, noticing and solicitation agent.

Twin Hospitality Group Inc.

Twin Hospitality Group Inc. is a restaurant company that strategically develops and operates specialty casual dining restaurant concepts with a goal to redefine the casual dining category with its experiential driven brands. For more information, visit https://ir.twinpeaksrestaurant.com/.

About Twin Peaks

Founded in 2005 in the Dallas suburb of Lewisville, Twin Peaks has 114 locations in the U.S. and Mexico. Twin Peaks is the ultimate sports lodge featuring made-from-scratch food and the coldest beer in the business, surrounded by scenic views and wall-to-wall TVs. At every Twin Peaks, guests are immediately welcomed by a friendly Twin Peaks Girl and served up a menu made for MVPs. From its smashed and seared-to-order burgers to its in-house smoked brisket and wings, guests can expect menu items that satisfy every appetite. To learn more about franchise opportunities, visit twinpeaksfranchise.com. For more information, visit twinpeaksrestaurant.com.

About Smokey Bones

The ‘Masters of Meat,’ Smokey Bones is a full-service restaurant delivering great barbecue, award-winning ribs, crave-worthy cocktails, and memorable moments. Smokey Bones serves lunch, dinner, and late night every day. Smokey Bones also has a full bar featuring a variety of bourbons and whiskeys; a selection of domestic, import, and local craft beers; and signature, handcrafted cocktails.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors These forward-looking statements include, among others, statements about: the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceedings, including the “first day” relief being requested; the Company’s ability to successfully consummate a restructuring; the expected effects of the Chapter 11 proceedings, on the Company’s business and the interests of various stakeholders; the Company’s ability to continue operating in the ordinary course; the terms, effectiveness, and consummation of a chapter 11 plan; the anticipated capital structure upon emergence from bankruptcy; the expected treatment of claims; the potential cancellation of the Company’s equity; the registration status of any new securities to be issued pursuant to a chapter 11 plan, and the timing of any of the foregoing. Forward-looking statements are based on the Company’s current expectations, assumptions and estimates and are subject to risk, uncertainties, and other important factors that are difficult to predict and that could cause actual results to differ materially and adversely from those expressed or implied. These risks include, among others, those related to: the Company’s ability to confirm and consummate a chapter 11 plan of reorganization; the duration and outcome of the Chapter 11 proceedings; the risk of the Company suffering from a long and protracted restructuring; the impact of the Chapter 11 proceedings on the Company’s operations, reputation and relationships with tenants, lenders, and vendors; the Company having insufficient liquidity; the availability of financing during the pendency of, or after completion of, the Chapter 11 proceedings; the effectiveness of overall restructuring activities pursuant to the Chapter 11 proceedings and any additional strategies that the Company may employ to address its liquidity and capital resources and achieve its stated goals; the potential cancellation of the Company’s equity; and the Company’s historical financial information not being indicative of its future performance as a result of the Chapter 11 proceedings.

The information contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 29, 2024 and subsequent filings with the SEC, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. The Company’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon the Company’s forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

MEDIA CONTACT:

Erin Mandzik

emandzik@fatbrands.com

INVESTOR RELATIONS:

ICR

Michelle Michalski

IR-FATBrands@icrinc.com